                          AGREEMENT AND PLAN OF MERGER
                                                                      (FILED
                                       OF                        02 APR - 9 PM 1:50
                                                                 SECRETARY OF STATE
                               CITY VIEW TV, INC.               TALLAHASSEE, FLORIDA
                            (a Florida corporation)

                                       AND

                          GLOBAL BROADCAST GROUP, INC.
                    (formerly known as Galli Process, Inc.)
                            (a Delaware corporation)

        Agreement and Plan of Merger entered into effective March 1, 2002 by and among, City View TV, Inc., a business corporation of the State of Florida, and approved by resolution adopted by its Board of Directors on said date, and entered into on March 1, 2002 by Global Broadcast Group, Inc. (formerly known as
Galli Process, Inc.), a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

        WHEREAS City View TV, Inc. is a busi corporation of the State of Florida with its principal office therein located at 5770 Roosevelt Boulevard, Suite
510, Clearwater, Florida, 33760.

        WHEREAS the total number of shares of stock which City View TV, Inc. has authority to issue is 10,000,000 (as amended), all of which are of one class and of a par value of$.001 each; and

        WHEREAS Global Broadcast Group, Inc. (formerly known as Gaffi Process,
Inc.) is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington,
County of Newcastle, Delaware; and

        WHEREAS the total number of shares of stock which Global Broadcast
Group, Inc. (formerly known as Galli Process, Inc.) has authority to issue is
50,000,000, all of which are of one class and, of a par value of $.00l each; and

        WHEREAS the Florida law permits a merger of a business corporation of the State of Florida with and into a business corporation of another jurisdiction; and

        WHEREAS the Delaware General Corporation Law permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

        WHEREAS City View TV, Inc. and Global Broadcast Group, Inc. (formerly known as Galli Process, Inc.) and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge City View TV, Inc. with and into Global Broadcast Group, Inc. pursuant to the provisions of the Florida
Business Corporation Act and pursuant to the provisions of the Delaware General
Corporation Law upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by City View
TV, Inc. and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Global Broadcast Group, Inc. and approved by a resolution adopted by its Board of Directors, the Agreement of Merger and
the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement and Plan set forth.

        1. City View TV, Inc. and Global Broadcast Group, Inc. shall, pursuant to the provisions of the Florida Business Corporation Act and the provisions of the Delaware General Corporation Law, be merged with and into a single corporation, to wit, Global Broadcast Group, Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Delaware General Corporation Law. The separate existence of City View TV, Inc., which is sometimes hereinafter referred to as the "Terminating Corporation", shall cease at said effective time in accordance with the provisions of the Florida Business Corporation Act.

        2. Attached hereto and made a part here of is a copy of the Certificate of Incorporation of the Surviving Corporation as the same shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation as therein amended and changed shall continue to be the Certificate of Incorporation of said Surviving
Corporation until further amended and changed pursuant to the provisions of the
Delaware General Corporation Law.

        3. The present by-laws of the Surviving Corporation will be the by-laws of said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Delaware General Corporation Law.

        4. The directors and officers in office of the Surviving Corporation at the effective time of the merger shall be the members of the first Board of
Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by laws of the surviving corporation.

        5. Each three (3) issued and outstanding shares of the Terminating
Corporation, at the effective time of the merger, shall be converted into one share of the Surviving Corporation. The issued shares of the Surviving
Corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the Surviving Corporation. The resulting shares of each of the Terminating Corporation and Surviving Corporation shall be as set forth on Schedule "A".

        6. In the event that this Agreement of Merger shall have been fully approved and adopted upon behalf of the Terminating Corporation in accordance with the provisions of the Florida Business Corporation Act and upon behalf of the Surviving Corporation in accordance with the provisions of the Delaware
General Corporation Law, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Florida and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Florida and the State of Delaware and elsewhere to effectuate the merger herein provided for.

        7. The Board of Directors and the proper officers of the Terminating
Corporation and of the Surviving Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

        IN WITNESS WHEREOF, this Agreement and Plan of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Executed effective on this 1st day of March, 2002.

                                          Global Broadcast Group, Inc.
                                         (formerly known as Galli Process, Inc.)

                                          By:  /s/ Ed Berkhof
                                               ---------------------------------
                                          Name:    Ed Berkhof
                                               ---------------------------------
                                          Title of Authorized Officer: President
                                                                      ----------

                                          City View/V, Inc.

                                          By:  /s/ Sam Winer
                                               ---------------------------------
                                          Name:    Sam Winer
                                               ---------------------------------
                                          Title of Authorized Officer: President
                                                                      ----------

                            SCHEDULE A

                   CITYVIEW TV SHAREHOLDERS ALLOCATION

                           OF GBG SHARES

                                    Attached

H:\LIBRARY\Clients\WINER\CityView-Galli Merger\Agreement and Plan of Merger(2) wpd
                               03/20/02 05:44 PM

                                                 GBG Shares    City View Shares
                                                To Be Issued    to be retired
------------ ------------------ ------------- ---------------  ----------------
Sam Winer                                           1,275,000         3,825,000
Ed Berkhof                                            201,584           604,752
Leo Plasman                                         1,823,416         5,470,248
OHERS BELOW                                           928,500         2,785,500
Danny Haan                                            125,000           375,000
------------ ------------------------------------------------------------------
Total                         0             0       4,353,500        13,060,500

------------ ------------------ ------------- --------------- -----------------

First Name   Last Name                               Shares   City View Shares    Social/Tax ID
------------ ------------------ ------------- --------------- -----------------   --------------

C.P.         Breg                                      22,500           67,500         112112821
             Breg                                      30,000           90,000
M.M.M        Aker                                      15,000           45,000          30222072
             Aker                                      30,000           90,000
Mr. S.       Steltenpool                                7,500           22,500         187967453
William      Cooper                                     7,500           22,500       ###-##-####
Marco        Pavesi                                    30,000           90,000       ###-##-####
Andreas      Swiebel                                   30,000           90,000
M.E.J.       Vermaat                                   45,000          135,000
H.J.         Smit                                      30,000           90,000
Eric         Lotterjonk                                30,000           90,000
Wim          van der Sanden                           150,000          450,000
Sjef         Matthijssen                              150,000          450,000
Peter        Bergman                                  225,000          675,000
Gerard       Mecking                                   30,000           90,000
J. E.        Brouwer-Blom                              30,000           90,000
             Bruijs                                    15,000           45,000
Bert         Krooswijk                                 45,000          135,000
M.J.Th.      Diederiks-Hiemstra                         6,000           18,000
                                              --------------- -----------------
                                                      928,500        2,785,500

                            ARTICLES OF MERGER

The following articles of merger are being submitted in accordance with section(s) 607.1109, 608.4382, and/or 620.203, Florida Statutes.

FIRST The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Street Address        Jurisdiction          Entity Type

1.      City View TV, Inc.        Florida               Corporation (for profit)
        5770 Roosevent Blvd.
        Suite 510
        Clearwater, FL 33760

Florida Document/Registration No. P01000039204          FEI Number: 59-3714121

SECOND: The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party are as
follows:

Name and Street Address        Jurisdiction          Entity Type

Global Broadcast Group, Inc.      Delaware              Corporation
Registered Office:
c/o The Company Corporation
2711 Centeville Road, Suite 400
Wilmington, Delaware

Principal Offices
5770 Roosevelt Blvd., Suite 510
Clearwater, FL 33760

Delaware Document/Registration, No. 00 1546742-33080701    FEI Number:02-0563302

THIRD: The attached Plan of Merger meets the requirements of section(s)
607.1108,608.438, 617.1103, and/or 620.20 1, Florida Statutes, and was approved
bY each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with Chapter(s)
607, 617, 608 and/or 620, Florida Statutes.

FOURTH: If applicable, the attached Plan of Merger was
approved by the other business entity(ies) that is/are party(ies) to tile merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH: If not incorporated, organized, or otherwise formed
under the laws of the state of Florida, the surviving entity hereby appoints the
Florida Secretary of State as its agent for substitute service of process pursuant to Chapter 48, Florida Statutes, in any proceeding to enforce any obligation or rights of any dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger.

SIXTH: If not incorporated, organized, or otherwise formed
under the laws of the state of Florida, the surviving entity agrees to pay the dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger the amount, if any, to which they are entitled under section(s) 607.1302, 620.205, and/or 608.4384, Florida Statutes.

SEVENTH: If applicable, the surviving entity has obtained the written consent of each shareholder, member or person that as a result of the merger is now a general partner of the surviving entity pursuant to section(s)
607.1108(5), 608.4381(2), and/or 620.202(2), Florida Statutes.

EIGHTH: The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

NINTH: The merger shall become effective as of:

   The date the Articles of Merger are filed with Florida Department of State

TENTH: The Articles of Merger comply and were executed in
accordance with the laws of each party's applicable jurisdiction.

ELEVENTH:SIGNATURE(S) FOR EACH PARTY

Name of Entity       Signature(s)            Typed or Printed Name of Individual

City View TV, Inc.   /s/ Sam Winer           Sam Winer, President

                     /s/ Ed Berkhoff         Ed Berkhoff, VP

Global Broadcast,
Group, Inc           /s/ Sam Winer           Sam Winer, Chairman and CEO

                     /s/ Ed Berkhoff         Ed Berkhoff, President

            CERTIFICATE OF SECRETARY OF GLOBAL BROADCAST GROUP, INC.

                    Shareholder Approval By Written Consent

        The undersigned, being the Secretary of Global Broadcast Group, Inc., does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a notice meeting and vote of shareholders, and all of the shareholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the Delaware General Corporation Law, to the
adoption of the foregoing Agreement of Merger.

Executed effective on this 1st day of March, 2002.

                                                 /s/ Sam Winer
                                                -----------------------------
                                                     Secretary of Global
                                                     Broadcasting Group, Inc.

                              Delaware Agreement of Merger - Foreign Corporation
                              into Domestic Corporation 1/96 -1

                          GLOBAL BROADCAST GROUP, INC.
                          SHAREHOLDER RESOLUTION

        The undersigned being a majority of interest of all of the outstanding shares entitled to vote of Global Broadcast Group, Inc., a Delaware corporation
(the "Company") do hereby adopt and consent to the following Resolution by written consent in lieu of a meeting pursuant to the laws of the State of
Delaware and the bylaws of the Company, as if said Resolution had been adopted at a meeting duly called and held:

        IT IS HEREBY RESOLVED, that the Company enter into and carry out the agreement and plan of merger between the Company and City View TV, Inc. dated effective March 1, 2002; and

        IT IS FURTHER RESOLVED, that any notice of meeting is hereby waived and the written consent of the majority of shareholders authorizing the foregoing
Resolutions may be executed in counterparts and/or by facsimile.

Shareholders holding a majority interest of all outstanding shares:

Name                         No. Shares held            Signature

Sam Winer                    3,781,561                 /s/ Sam Winer

Ed Berkhof                   2,708,145                 /s/ Ed Berkhof

Leo Plasman                  2,708,084                 /s/ Leo Plasman

_____________________        _________________         _________________________

_____________________        _________________         _________________________

_____________________        _________________         _________________________

_____________________        _________________         _________________________

_____________________        _________________         _________________________

_____________________        _________________         _________________________

_____________________        _________________         _________________________

H:\LIBRARY\Ctients\WINER\CityView-GaIli Merger\GBG Sec Cert and Shareholder
Reso(1).wpd 03/27/02 04:31 PM

                              Delaware Agreement of Merger - Foreign Corporation
                              into Domestic Corporation 1/96 - 2

 (SEAL)
                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

April 11, 2002

GLOBAL MUSIC NETWORK
5770 ROOSEVELT BLVD., SUITE 510
CLEARWATER, FL 33760

The Articles of Merger were filed on April 9, 2002, for GLOBAL BROADCAST GROUP,
INC., the surviving Delaware entity not authorized to transact business in
Florida.

The certification you requested is enclosed.

Should you have any further questions regarding this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Carol Mustain
Corporate Specialist
Division of Corporations                           Letter Number: 3025A00021559

     Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

                                State of Florida
                                     (SEAL)
                              Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on April 9, 2002, for GLOBAL BROADCAST GROUP, INC., the surviving Delaware entity not authorized to transact business in Florida, as shown by the records of this office.

                                           Given under my hand and the
                                        Great Seal of the State of Florida
                                       at Tallahassee, the Capitol, this the
                                           Eleventh day of April, 2002

  (SEAL)                                    /s/ Katherine Harris
                                            --------------------
                                                Katherine Harris
                                                Secretary of State

                                     [Submit to the Secretary of State one (1)
                                      executed original of the Certificate.]

                                     [A signature should be in black, but may be
                                      an original signature, or a facsimile,
                                      conformed, or electronically transmitted
                                      signature.]